Exhibit 23.2

  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 29, 2021, in Amendment No. 1 to the Registration Statement (No. 333-253037) on Form S-1 of Impact BioMedical, Inc., for the registration of its common stock.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such Registration Statement.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

September 29, 2021